UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 3, 2012
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 209
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fortress International Group, Inc. (the “Corporation”) announced today that it has hired Anthony Angelini, age 48, as Chief Executive Officer of the Corporation and that Mr. Angelini and Peter Woodward have been appointed to the Corporation’s board of directors effective January 3, 2012.  Mr. Angelini replaces Thomas P. Rosato, who will remain with the Corporation as the non-executive Chairman of the Board of Directors.  Additionally, the Corporation announced that Messrs. John Morton, III, William L. Jews, and Asa Hutchinson have resigned from the Corporation’s board of directors effective January 3, 2012.   Mr. Morton will provide consulting services to the Corporation’s board of directors through the first quarter of 2012 to assist with the transition.  A copy of the press release is being furnished with this Form 8-K as Exhibit 99.1.

Since September 2007, Mr. Angelini has run his own consulting company working with private and public companies in the areas of operations and growth strategy development.  From February 2004 through September 2006, Mr. Angelini was the Chief Executive Officer of Zomax, Inc., a publicly traded provider of supply chain solutions.  Prior to February 2004, Mr. Angelini held multiple executive-level positions at Zomax.  Mr. Angelini has over 20 years of experience as an operator and manager, including as the chief executive officer of a publicly traded company.

On September 12, 2011, the Corporation retained Mr. Angelini’s consulting firm to provide consulting services relating to strategic planning and business development.  Under that arrangement, the Corporation has paid Mr. Angelini’s consulting firm an aggregate of $112,500 in fees.

In connection with his appointment as the Corporation’s Chief Executive Officer, the Corporation entered into an employment agreement with Mr. Angelini.  Under that employment agreement, Mr. Angelini’s annual base salary is $250,000 and he is eligible to receive a bonus in an amount and on terms established by the Corporation’s board of directors.  Mr. Angelini is entitled to receive vacation, health insurance, and other benefits generally made available to the Corporation’s other executives and reimbursement for reasonable, out-of-pocket expenses actually incurred by him relating to travel to the Corporation’s headquarters in Columbia, Maryland.  If the Corporation terminates Mr. Angelini’s employment other than for “Cause” (as defined in the employment agreement), Mr. Angelini terminates his employment for a “Good Reason” (as defined in the employment agreement), or his employment is terminated by reason of his death or disability, the Corporation will pay Mr. Angelini a lump sum payment equal to his then current base salary.

On January 3, 2012, Mr. Angelini received an award of 250,000 restricted shares of the Corporation’s common stock under the Corporation’s 2006 Omnibus Incentive Compensation Plan.  Subject to the following sentence, Mr. Angelini will forfeit these shares upon the termination of his employment with the Corporation.  These restricted shares will vest and no longer be subject to forfeiture upon (1) a Change in Control of the Corporation (as defined in the employment agreement), (2) the termination of Mr. Angelini’s employment due to his death or disability, (3) the termination of his employment by the Corporation other than for Cause, (4) the termination of his employment by Mr. Angelini for a Good Reason, or (5) the first anniversary of the grant date with respect to 83,334 shares, the second anniversary of the grant date with respect to 83,333 shares, and the third anniversary of the grant date with respect to 83,334 shares.

A copy of Mr. Angelini’s employment agreement is filed as Exhibit 99.2 to this Form 8-K and incorporated by reference into this description.

Mr. Woodward is the Founder and President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. Prior to founding MHW Capital Management in 2005, Mr. Woodward was a Managing Director at Regan Fund Management Ltd., a hedge fund group specializing in active equity investments in public companies and revitalizing their business plans. In addition to serving on the Corporation’s board of directors, Mr. Woodward is currently Chairman of Hampshire Group, Inc. and a director of SMF Energy Corp. Previously, he served as a Director at NewsEdge Corp., Zomax, Inc. and Innodata-Isogen, Inc. Mr. Woodward holds a Bachelor of Arts degree in Economics from Colgate University and a Master’s degree in International Economics from Columbia University. He is a Chartered Financial Analyst. Mr. Woodward will serve on the Audit Committee and Compensation Committee of the Corporation’s board of directors, Mr. Woodward is very familiar with the Corporation’s industry and his capital markets experience will be valuable to the Corporation’s board of directors.

Since September 2007, MHW Capital Management has, from time to time, utilized the services of Mr. Angelini to evaluate potential investments by MHW Capital Management.  During this period, Mr. Angelini invested personal funds as a limited partner in a fund managed by MHW Capital Management, which did not charge Mr. Angelini any management fees related to Mr. Angelini’s status as a limited partner in that fund. MHW Capital Management no longer manages any personal funds of Mr. Angelini.

The Corporation and Mr. Rosato have entered into a consulting agreement under which Mr. Rosato will provide the Corporation consulting services through March 31, 2012 to assist with the transition resulting from the changes announced today.  The Corporation will pay Mr. Rosato a fee of $13,333.33 per month for the consulting services in addition to any director fees payable to him in his capacity as non-executive chairman of the Corporation’s board of directors.  Mr. Rosato is entitled to an annual retainer of $45,000 as a non-employee director of the Corporation and an additional retainer of $40,000 as the Chairman of the Corporation’s board of directors.  The Corporation and Mr. Rosato agreed to terminate his employment agreement with the Corporation, effective January 3, 2012, and Mr. Rosato is not entitled to any additional compensation under that agreement.  A copy of Mr. Rosato’s consulting agreement is filed as Exhibit 99.3 to this Form 8-K and incorporated by reference into this description.

As indicated above, Mr. Morton will provide consulting services to the Corporation’s board of directors through the first quarter of 2012 to assist with the transition resulting from the changes announced today.  The Corporation will pay Mr. Morton a fee of $7,083.33 per month for the consulting services until March 31, 2012.  If he remains a consultant through March 31, 2012, Mr. Morton will be eligible to receive an award of 5,000 shares of the Corporation’s common stock or cash in an amount equal to the fair market value of 5,000 shares of the Corporation’s common stock on March 31, 2012.  A copy of Mr. Morton’s consulting agreement is filed as Exhibit 99.4 to this Form 8-K and incorporated by reference into this description.

The Corporation and Gerard J. Gallagher, the Corporation’s President and Chief Operating Officer, agreed to amend Mr. Gallagher’s employment agreement with the Corporation.  The purpose of the amendment is to reduce Mr. Gallagher’s base salary by $50,000 to $175,000 effective January 3, 2012.  A copy of the amendment to Mr. Gallagher’s employment agreement is filed as Exhibit 99.5 to this Form 8-K and incorporated by reference into this description.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated January 3, 2012
99.2	Employment Agreement, dated January 3, 2012, between Fortress International Group, Inc. and Anthony Angelini
99.3	Letter agreement, dated January 3, 2012, between Fortress International Group, Inc. and Thomas P. Rosato
99.4	Consulting Agreement, dated January 3, 2012, between Fortress International Group, Inc. and Waveland Advisors, Inc.
99.5	Amendment to Employment Agreement, dated January 3, 2012, between Fortress International Group, Inc. and Gerard J. Gallagher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: January 3, 2012